UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2004

Black Box Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18706	95-3086563

(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055

(Address of Principal Executive Offices)	(Zip Code)

(724) 746-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On December 20, 2004, Black Box Corporation, a Delaware corporation (“Black Box”), SF Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Black Box (“Purchaser”), and Norstan, Inc., a Minnesota corporation (“Norstan” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

     Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, $0.10 par value per share (the “Company Common Stock”), of Norstan, including the associated common stock purchase rights (the “Rights” and together with the Company Common Stock, the “Shares” and each share thereof, a “Share”), at a price equal to $5.60 per Share net to the seller in cash (or any higher price per Share paid in the Offer) (the “Per-Share Amount”), without interest (and subject to applicable withholding taxes). Upon the terms and subject to the conditions set forth in the Merger Agreement, following a successful completion of the Offer, Purchaser will be merged with and into Norstan with Norstan surviving the merger as a wholly owned subsidiary of Black Box (the “Merger”). In the Merger, each Share (other than Shares owned by Black Box, Purchaser, or shareholders, if any, who have perfected statutory dissenters’ rights under Minnesota law) will be converted into the right to receive the Per-Share Amount, without interest (and subject to applicable withholding taxes).

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares, together with any Shares then owned by Black Box or Purchaser (including Shares subject to the Tender Agreement, discussed below), that, immediately prior to acceptance for payment pursuant to the Offer, represents at least a majority of the sum of (a) the aggregate number of Shares immediately prior to acceptance for payment, plus (b) the aggregate number of Shares issuable upon the exercise of any option, warrant, other right to acquire capital stock of the Company, or other security exercisable for or convertible into Shares or other capital stock of the Company, any of which is outstanding immediately prior to acceptance for payment of Shares pursuant to the Offer. Additional conditions to the Offer are set forth in Annex I to the Merger Agreement.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

     Concurrently with the execution of the Merger Agreement, Black Box also entered into a Tender and Voting Agreement, dated as of December 20, 2004 (the “Tender Agreement”), with Purchaser and all of the directors and executive officers of Norstan (the “Shareholders”). As of December 20, 2004, the Shareholders collectively owned 636,019 Shares, excluding unvested shares of restricted stock (approximately 5% of the Shares) directly or through affiliates. The Shareholders have agreed to tender all of the Shares that each of them owns, including any Shares which such Shareholder acquires ownership of after the date of the Tender Agreement and prior to the termination of the Tender Agreement, to Purchaser in the Offer. The Tender Agreement also grants each of Black Box and Purchaser an irrevocable option to purchase each outstanding Share owned by the Shareholders at the Per-Share Amount. Black Box or Purchaser may exercise this option at any time after the expiration of the Offer and until the earlier of the effectiveness of the Merger or the termination of the Merger Agreement in accordance with its terms. Furthermore, each Shareholder has agreed, at any meeting of the shareholders of Norstan, to vote all Shares (a) in favor of adopting the Merger Agreement and any transactions contemplated thereby, including the Merger, (b) against any alternative transaction proposal and (c) against any action that would delay, prevent or frustrate the Offer and the Merger and the related transactions contemplated by the Merger Agreement. The number of Shares subject to the foregoing restrictions may not exceed 19.9% of the Shares.

     A copy of the Tender Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

     Pursuant to a Stock Option Agreement, dated as of December 20, 2004, by and among Black Box, Purchaser and Norstan (the “Option Agreement”), the Company has granted to Purchaser an irrevocable option to purchase at the Per-Share Amount that certain number of Shares as is necessary for Purchaser to obtain ownership of at least 90% of the Shares on an as-converted, fully-diluted basis. Purchaser’s exercise of this option is conditioned upon Purchaser and Black Box owning in the aggregate, immediately preceding such exercise, at least 80% of the Shares, and immediately following such exercise, at least 90% of the Shares. Purchaser may exercise this option at any time, or from time to time, after the expiration of the Offer until the earlier of (i) immediately following the effectiveness of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms.

     A copy of the Option Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

     (c)   Exhibits. The following exhibits are being filed or furnished as the case may be in accordance with Item 601 of Regulation S-K and General Instruction B.2 to this Form:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and Norstan, Inc.
10.1	Tender and Voting Agreement, dated as of December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and all of the directors and executive officers of Norstan, Inc.
10.2	Stock Option Agreement, dated as of December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and Norstan, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Box Corporation

Date: December 23, 2004	By:	/s/ Michael McAndrew
Michael McAndrew,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and Norstan, Inc.
10.1	Tender and Voting Agreement, dated as of December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and all of the directors and executive officers of Norstan, Inc.
10.2	Stock Option Agreement, dated as of December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and Norstan, Inc.